Exhibit 25.1
securities and exchange commission
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Grace A. Gorka
U.S. Bank National Association
209 S. LaSalle Street, Suite 300
Chicago, IL 60604
(312) 325-8907
(Name, address and telephone number of agent for service)
ACCO Brands Corporation
(Exact name of Obligor as specified in its charter)
See Table of Subsidiary Guarantors

Delaware	36-2704017
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Tower Parkway
Lincolnshire, IL	60069
(Address of Principal Executive Offices)	(Zip Code)
10.625% Senior Secured Notes due 2015 and
Guarantees of 10.625% Senior
Secured Notes due 2015
(Title of the Indenture Securities)

Table of Subsidiary Guarantors

Exact Name of Subsidiary	State or Other Jurisdiction of	I.R.S. Employer
Guarantor*	Incorporation or Organization	Identification No.
ACCO Brands USA LLC	Delaware	13-2657051
Day-Timers, Inc.	Delaware	13-3346671
General Binding Corporation	Delaware	36-0887470
ACCO International Holdings, Inc.	Delaware	84-1688750
GBC International, Inc.	Nevada	36-3061171
ACCO Brands International, Inc.	Delaware	84-1688753
ACCO Europe Finance Holdings, LLC	Delaware	84-1688754
ACCO Europe International Holdings, LLC	Delaware	84-1688755
Boone International, Inc.	California	33-0354886

*	The address of each of the subsidiary guarantors is 300 Tower Parkway, Lincolnshire, Illinois 60069 and the telephone number of each of the subsidiary guarantors is (847) 541-9500.

FORM T-1
Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes
Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
Items 3-15 Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2009 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to Registration Statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to Registration Statement on S-4, Registration Number 333-159463 filed on August 24, 2009.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 26th of March 2010.

By:	/s/ Grace A. Gorka
Grace A. Gorka
Vice President

By:	/s/ Vernita Anderson
Vernita Anderson
Assistant Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: March 26, 2010

By:	/s/ Grace A. Gorka
Grace A. Gorka
Vice President

By:	/s/ Vernita Anderson
Vernita Anderson
Assistant Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2009
($000’s)

12/31/2009
Assets
Cash and Balances Due From Depository Institutions	$6,198,904
Securities	43,054,635
Federal Funds	3,431,853
Loans & Lease Financing Receivables	189,772,027
Fixed Assets	4,797,639
Intangible Assets	13,399,731
Other Assets	15,721,341

Total Assets	$276,376,130

Liabilities
Deposits	$194,253,182
Fed Funds	10,148,686
Treasury Demand Notes	0
Trading Liabilities	345,396
Other Borrowed Money	31,068,244
Acceptances	0
Subordinated Notes and Debentures	7,629,967
Other Liabilities	6,705,043

Total Liabilities	$250,150,518

Equity
Minority Interest in Subsidiaries	$1,629,447
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	11,935,945

Total Equity Capital	$26,225,612

Total Liabilities and Equity Capital	$276,376,130
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association
By:	/s/ Grace A. Gorka
Vice President

Date: March 26, 2010